THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

            THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Third Amendment") dated as of November 16, 2001, is among SESI, L.L.C., as Borrower, SUPERIOR ENERGY SERVICES INC., as Parent, BANK ONE, NA (successor by merger to Bank One, Louisiana, National Association), as Agent, WELLS FARGO BANK TEXAS, N.A., as Syndication Agent, WHITNEY NATIONAL BANK, as Documentation Agent (collectively, the "Agents"), and the lenders party hereto, who agree as follows:

RECITALS

            A.     The Borrower, Parent, Agents and the lenders a party thereto (the "Lenders") have executed an Amended and Restated Credit Agreement dated as of December 31, 2000 (the "Original Credit Agreement"), providing for a revolving loan of up to $60,000,000, a term loan one in the principal amount of $110,000,000 and a term loan two in the principal amount of $20,000,000.

            B.     The Borrower, Parent, Agents and the Lenders have executed a First Amendment to Amended and Restated Credit Agreement (the "First Amendment"), which (i) increased the maximum amount of the revolving loan from $60,000,000 to $70,000,000, and (ii) combined term loan one and term loan two into a single term loan in the principal amount of $50,000,000. The Original Credit Agreement, as amended by the First Amendment, and the Second Amendment to Amended and Restated Credit Agreement dated as of November 14, 2001, is hereinafter referred to as the "Credit Agreement."

             C.     The Borrower has requested that the Agents and the Lenders (i) increase the maximum amount of the revolving loan from $70,000,000 to $75,000,000; and (ii) maintain the existing term loan (to be called "Term Loan One") (which has a current principal balance of $45,000,000); the Agent and the Lenders are willing to accept the Borrower's request on the terms and conditions set forth below.

            D.     The Borrower has also requested that the Agent and the Lenders make a new term loan (to be called "Term Loan Two") in the principal amount of $32,000,000; the Agent and certain (but not all) of the Lenders are willing to accept the Borrower's request on the terms and conditions set forth below.

            E.     Capitalized terms used in this Third Amendment and not otherwise defined in this Third Amendment shall have the meanings set forth in the Credit Agreement.

AGREEMENT

            NOW, THEREFORE, for and in consideration of the mutual covenants, agreements and undertakings herein contained, the Borrower, Parent, Agents and Lenders hereby agree as follows:

I. AMENDMENTS TO CREDIT AGREEMENT

            Section 1.     Section 1.1 (Definitions of Certain Terms Used Herein) of the Credit Agreement is hereby amended but only to the extent of the following terms (some of which are hereby added):

* * *

"Aggregate Pro Rata Share" means, with respect to all Lenders, at any time, the percentage obtained by dividing (i) the sum of such Lender's Term Loan One and Term Loan Two outstanding and Revolving Loan Commitment at such time (in each case as adjusted from time to time in accordance with the provisions of this Agreement) by (ii) the sum of the aggregate amount of the Term Loan One and Term Loan Two outstanding hereunder at such time and the Aggregate Revolving Loan Commitment at such time, provided, however, that if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Aggregate Pro Rata Share" means, with respect to any Lender at any time, the percentage obtained by dividing (x) the sum of such Lender's Term Loan One and Term Loan Two and Revolving Loans outstanding at such time (excluding the amounts outstanding on the Swing Line Loan) by (y) the sum of the aggregate amount of the Term Loan One, Term Loan Two and Revolving Loans outstanding hereunder at such time.

"Power Offshore Vessels" means the eight liftboats acquired by the Borrower or a Subsidiary from Power Offshore Service, L.L.C. on or about May 22, 2002.

* * *

"Pro Rata Share" means, with respect to any Lender making a Term Loan One and a Revolving Loan, at any time, the percentage obtained by dividing (i) the sum of such Lender's Term Loan One outstanding and Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (ii) the sum of the aggregate amount of the Term Loan One outstanding hereunder at such time and the Aggregate Revolving Loan Commitment at such time, provided, however, that if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means, with respect to any Lender at any time, the percentage obtained by dividing (x) the sum of such Lender's Term Loan One and Revolving Loans outstanding at such time (excluding the amounts outstanding on the Swing Line Loan) by (y) the sum of the aggregate amount of the Term Loan One and Revolving Loans outstanding hereunder at such time. "Pro Rata Share" means, with respect to any Lender making a Term Loan Two, at any time, the percentage obtained by dividing (i) the sum of such Lender's Term Loan Two outstanding at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (ii) the sum of the aggregate amount of the Term Loan Two outstanding hereunder at such time.

* * *

"Required Lenders" means Lenders whose Aggregate Pro Rata Shares, in the aggregate, are
 66 2/3% or greater, but in any event, at least two Lenders.

* * *

"Term Loan" means, individually Term Loan One or Term Loan Two, and collectively, Term Loan One and Term Loan Two.

* * *

"Term Loan Commitment" means, for each Lender, the obligation of such Lender to make Term Loans not exceeding the amount set forth on Schedule 1A under the caption "Term Loan One Commitment" and the amount set forth on Schedule 1B under the caption "Term Loan Two Commitment" (as amended from time to time) or as set forth in any Assignment relating to any assignment that has become effective pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

* * *

"Term Loan One" and "Term Loan Two" are defined in Section 2.1.1.

* * *

"Term Loan Two Lenders" means those Lenders who make the Term Loan Two.

* * *

"Term Loan Termination Date" means May 2, 2005, as to both Term Loan One and Term Loan Two.

* * *

"Term Note" means any promissory note evidencing a Term Loan issued at the request of a Lender pursuant to Section 2.13.

            Section 2.     Section 2.1 (Term Loans) of the Credit Agreement is hereby amended to read as follows:

        2.1     Term Loans.

            2.1.1     Making the Term Loans. (a) Term Loan One. The Lenders have made a Term Loan One to the Borrower in an amount equal to each Lender's Term Loan One Commitment set forth on Schedule 1A ("Term Loan One").

            (b)     Term Loan Two. The Term Loan Two Lenders severally agree to make, at the request of the Borrower not later than November 30, 2001, an additional term loan to the Borrower in an amount equal to each Term Loan Two Lender's Term Loan Two Commitment set forth on Schedule 1B ("Term Loan Two"), but in no event greater than 75% of the appraised value of the Power Offshore Vessels. The Term Loan Two shall be made simultaneously by the Term Loan Two Lenders, it being understood that no Term Loan Two Lender shall be responsible for any failure by any other Term Loan Two Lender to perform its obligation to make the Term Loan Two hereunder nor shall the Term Loan Two Commitment of any Term Loan Two Lender be increased or decreased as a result of any such failure.

            2.1.2     Repayment of the Term Loans. (a) Term Loan One. Term Loan One shall be repaid in equal consecutive quarterly installments of $2,500,000, payable commencing, June 30, 2001 and continuing each September 30, December 31, March 31, and June 30 thereafter, with a balance of $10,000,000 being due and payable at maturity on the Term Loan Termination Date. In addition to the foregoing installment payments, the Borrower may make voluntary prepayments and shall make mandatory prepayments as described in Section 2.7. The Term Loan One shall be permanently reduced by the amount of each such installment on the date payment thereof is made hereunder, and no portion of the Term Loan One may be reborrowed once it is repaid.

            (b)     Term Loan Two. Term Loan Two shall be repaid in equal consecutive quarterly installments of $1,600,000, payable commencing March 31, 2002 and continuing each June 30, September 30, December 31 and March 31 thereafter, and with a balance of $12,800,000 being due and payable at maturity on the Term Loan Termination Date. In addition to the foregoing installment payments, the Borrower may make voluntary prepayments and shall make mandatory prepayments as described in Section 2.7 and in Section 6(b) of the Third Amendment to this Agreement dated as of November 16, 2001. Term Loan Two shall be permanently reduced by the amount of each such installment on the date payment thereof is made hereunder, and no portion of the Term Loan Two may be reborrowed once it is repaid. The purpose of Term Loan Two is to finance the acquisition of the Power Offshore Vessels. The obligations of the Borrower on Term Loan Two shall be secured by a first preferred ship mortgage on the Power Offshore Vessels.

            Section 3.     Section 2.7.2 (Mandatory Prepayments) of the Credit Agreement is hereby amended to read as follows:

            2.7.2.     Mandatory Prepayments. The Borrower shall make prepayments of the outstanding amount of Term Loan One and Term Loan Two (in addition to the scheduled principal installments) upon not less than one Business Day's prior notice to the Agent, in amounts equal to either or both of the following: (i) 75% of Excess Cash Flow of the Borrower for any fiscal year ending December 31, 2001 or thereafter, minus the aggregate principal amount of all voluntary prepayments of Term Loan One and Term Loan Two made during such fiscal year; and (ii) 100% of the Net Sales Proceeds received by the Borrower or any Subsidiary from Asset Sales permitted by this Agreement or (if not permitted by this Agreement) consented to by the Agent and the Required Lenders. In the case of clause (i), the prepayment shall be made within 10 days after the Agent's receipt of the annual audited financial statements of the Borrower, but in no event later than 130 days after the end of each fiscal year of the Borrower; provided that no such prepayment based on the Excess Cash Flow of the Borrower for any fiscal year shall be required if the Leverage Ratio as of the end of such fiscal year is less than 2.25 to 1.00. In the case of clause (ii), the prepayment shall be made not later than 30 days after the consummation of the Asset Sale. If such prepayment constitutes a repayment of a Eurodollar Advance on a date which is not the last day of a Eurodollar Interest Period, the Borrower shall not be required to pay any amounts that would otherwise be due under this Agreement (including without limitation, Section 3.4) for the repayment of a Eurodollar Rate Advance prior to the last day of the Eurodollar Interest Period. Any such mandatory prepayment shall be applied to the principal installments payable on Term Loan One in the inverse order of maturity; once Term Loan One is repaid in full, any such mandatory prepayment shall be applied to the principal installments payable on Term Loan Two in inverse order of maturity.

            Section 4.     Section 2.19 (Collateral) of the Credit Agreement is hereby amended to read as follows:

            2.19     Collateral. (a) Notwithstanding the provisions of any Collateral Documents to the contrary and subject to Section 2.19(c) below, the Secured Obligations shall be secured by the following: (i) first priority perfected security interest in all inventory, accounts, equipment, vessels (except that so long as Term Loan Two remains unpaid, the mortgage on the Power Offshore Vessels and all accounts, equipment and general intangibles relating to the Power Offshore Vessels shall be a second priority Lien), instruments, chattel paper, documents, general intangibles (and proceeds thereof and in the case of inventory, all products thereof) of the Borrower or any Domestic Subsidiary; (ii) first priority perfected security interest in all outstanding shares of stock or partnership or membership interests, as the case may be, of each Subsidiary (except in the case of any direct Subsidiary of the Borrower or any Domestic Subsidiary incorporated outside of the United States, the security interest shall extend to 66% of the outstanding shares thereof); (iii) solidary (joint and several) guaranties by each of the Domestic Subsidiaries, including any Domestic Subsidiaries acquired or created after the Closing Date; (iv) solidary (joint and several) guaranty by the Parent; and (v) first priority perfected security interest in the Parent's entire membership interest of the Borrower.

            (b)     Notwithstanding the provisions of any Collateral Documents to the contrary the Term Loan Two shall be secured solely by a first priority preferred fleet mortgage of the Power Offshore Vessels and all accounts, equipment and general intangibles relating to the Power Offshore Vessels. Simultaneously with the funding of Term Loan Two, the Borrower (or applicable Subsidiary or Subsidiaries) shall execute and deliver said mortgage to the Agent.

            (c)     To the extent required by Section 6.16(a)(x) hereof, the Borrower covenants and agrees to execute a security agreement granting a first priority security interest in all of the outstanding capital stock or membership or partnership interest of any Domestic Subsidiary acquired or created after the Closing Date, or 66% of the outstanding capital stock or membership or partnership interest of any direct foreign Subsidiary acquired or created after the Closing Date, in each case to further secure the Secured Obligations (other than Term Loan Two), within 60 days after the acquisition or creation of such Subsidiary. In addition, the Borrower covenants and agrees to cause any Domestic Subsidiary acquired or created after the Closing Date that, as of the end of any fiscal quarter after the Closing Date, has total assets or total revenues during that fiscal quarter that are at least equal to 5% of the total assets or total revenues, as applicable, of the Borrower and its Domestic Subsidiaries during that fiscal quarter, to execute a guaranty of the Secured Obligations (other than Term Loan Two) and to execute appropriate Collateral Documents (including lockbox and pledged deposits agreements) concerning the assets of the Domestic Subsidiary similar in nature to the Collateral described in Section 2.19(a)(i) above to further secure the Secured Obligations (other than Term Loan Two), within 60 days after the end of such fiscal quarter.

            Section 5.     (a) Schedule 1A, Schedule 1B and Schedule 1C attached to this Third Amendment shall supercede and replace Schedule 1 to the Credit Agreement. The new Revolving Loan Commitment of $75,000,000 and the Term Loan One Commitment of $45,000,000 are set forth on Schedule 1A and the Term Loan Two Commitment of $32,000,000 is set forth on Schedule 1B to this Third Amendment.

            (b)     Notwithstanding the provisions of Section 2.2.1 (Making the Revolving Loans) and Schedule 1A, a reserve against availability under the Revolving Loan Commitment of $75,000,000 shall, simultaneously with the funding of Term Loan Two, be established in the principal amount of Term Loan Two unless and until the Agent has determined that the Borrower no longer has the obligation to repurchase the shares of Lamb Energy Services, Inc. pursuant to an option contained in the agreement by which the Borrower sold said shares back to the former shareholders of said company. Furthermore, in addition to the mandatory prepayment provisions of Section 2.7.2, in the event that the Borrower is relieved from the obligation to repurchase said shares of Lamb Energy Services, Inc., the Borrower shall thereafter promptly make a prepayment of Term Loan One in the amount of $20,000,000, which prepayment shall be applied to installments of principal due on Term Loan One in inverse order of their maturity. Upon such prepayment, the reserve against availability under the Revolving Loan Commitment shall terminate.

            Section 7.     Schedule 2 (Pricing Schedule) attached to this Third Amendment shall supercede and replace Schedule 2 to the Credit Agreement.

II. CONSENTS

            Section 1.     Pursuant to the First Amendment, the Lenders consented to the following: (i) the transfer by Superior Energy Services, L.L.C. of the vessel Superior Victory (ON1098667) ("Vessel"), and construction and related agreements for the construction of three additional liftboats to a newly-created Subsidiary, Superior Energy Liftboats, L.L.C. ("Liftboats"); (ii) the release of the Lenders' Lien on the Superior Victory, and construction and related agreements with respect thereto to the additional liftboats; (iii) the waiver of the requirement for a Lien on the membership interest of Liftboats; (iv) the waiver of the requirement of a Subsidiary Guaranty executed by Liftboats; and (v) the exclusion of Liftboats from the definition of the term "Domestic Subsidiaries" (but not the term "Subsidiaries").

            Section 2.     If (a) Liftboats has not closed its financing of all of the vessels owned by Liftboats through Indebtedness guaranteed by the Maritime Administration by January 31, 2003, or (b) if any one or more of such vessels become ineligible for financing guaranteed by the Maritime Administration (in either case, said vessels are called the "Excluded Vessels"), then the Parent and the Borrower agree (i) to cause Liftboats (or applicable Subsidiary) to transfer the Excluded Vessels to another Domestic Subsidiary of the Borrower, (ii) to cause such Domestic Subsidiary to grant a first priority Lien on all of the Excluded Vessels and to execute a Subsidiary Guaranty in favor of the Lenders as security for the Secured Obligations (other than Term Loan Two).

            Section 3.     The Lenders hereby consent to the execution of a first priority fleet mortgage of the Power Offshore Vessels to secure Term Loan Two, and agree that the Revolving Loan and Term Loan Two shall be secured by a second priority fleet mortgage of the Power Offshore Vessels.

III. MISCELLANEOUS

            Section 1.     The Borrower and Parent certify and acknowledge that (i) except with respect to date specific representations and warranties, all the representations and warranties made by or on behalf of the Borrower, Parent and Subsidiaries set forth in the Credit Agreement are true and correct, in all material respects, as of the date of this Third Amendment; (ii) the Borrower and the Parent are in compliance with all of the covenants, terms and conditions of the Credit Agreement; and (iii) no Unmatured Default or Default has occurred or is continuing.

            Section 2.     Each of the Subsidiaries hereby consents to this Third Amendment and agrees that its Subsidiary Guaranty in favor of the Agent and the Lender dated as of December 31, 2000, guaranties the Secured Obligations as amended hereby by and remains in full force and effect.

            Section 3.     The Borrower and the Parent agree to execute (and cause their Subsidiaries) to execute any and all other documents reasonably required by the Agent, including without limitation, the amendment of any Loan Documents, to conform to the provisions of this Third Amendment.

            Section 4.     Except as otherwise specifically amended hereby, all of the covenants, terms and conditions of the Credit Agreement shall remain in full force and effect. Any references to the Credit Agreement contained in the Notes or any other Loan Documents shall refer to the Credit Agreement, as amended by this Third Amendment.

            Section 5.     This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Third Amendment by signing any such counterpart. This Third Amendment shall be effective (i) when it has been executed by the Parent, the Borrower, the Agents and the Lenders; (ii) the Borrower has paid the Agent a commitment fee of $112,000 which shall be shared by the Term Loan Two Lenders on the basis of each Term Loan Two Lender's Pro Rata Share of Term Loan Two; (iii) the Borrower has paid the Agent an amendment fee of $180,000 which shall be shared by the Lenders on the basis of each Lender's Pro Rata Share of Term Loan One and the Revolving Loan; (iv) the Borrower has paid the Agent an arranger's fee in an amount agreed by the Borrower and the Agent and which shall be retained by the Agent; (v) the Agent shall have received appraisals or surveys of the Power Offshore Vessels satisfactory in form and substance to the Agent; (vi) the Agent is satisfied that no Unmatured Default or Default has occurred and is continuing and that no Material Adverse Effect has occurred since September 30, 2001 (the date of the most recent financial statements of the Borrower provided to the Agent and the Lenders); (vii) receipt by the Agent of the Collateral Documents necessary to grant a valid preferred ship mortgage on the Power Offshore Vessels in favor of the Agent for the benefit of the Lenders; and (viii) receipt by the Agent of an opinion of counsel as to the execution of this Third Amendment and related instruments in form and substance satisfactory to the Agent and its counsel.

            Section 6.     This Third Amendment shall be a contract made under and governed by the laws of the State of Louisiana.

            IN WITNESS WHEREOF, the Parent, the Borrower, the Agents and the Lenders have executed this Agreement as of the date first above written.

BORROWER:	SESI, L.L.C.

By: Superior Energy Services, Inc.,
Member Manager

By: /S/ ROBERT S. TAYLOR
Name: Robert S. Taylor
Title: Chief Financial Officer

PARENT:	SUPERIOR ENERGY SERVICES, INC.

By: /S/ ROBERT S. TAYLOR
Name: Robert S. Taylor
Title: Chief Financial Officer

SUBSIDIARIES:	ACE RENTAL TOOLS, L.L.C.
BLOWOUT TOOLS, INC.
CONNECTION TECHNOLOGY, L.L.C.
DRILLING LOGISTICS, L.L.C.
ENVIRONMENTAL TREATMENT INVESTMENTS, L.L.C.
F. & F. WIRELINE SERVICE, L.L.C.
FASTORQ, L.L.C.
H.B. RENTALS, L.C.
INTERNATIONAL SNUBBING SERVICES, L.L.C.
CONCENTRIC PIPE & TOOL RENTALS, L.L.C.
NON-MAGNETIC RENTAL TOOLS, L.L.C.
OIL STOP, L.L.C.
PRODUCTION MANAGEMENT INDUSTRIES, L.L.C.
SELIM LLC
SEGEN LLC
STABIL DRILL SPECIALTIES, L.L.C.
SUB-SURFACE TOOLS, L.L.C.
SUPERIOR ENERGY SERVICES, L.L.C.
TONG RENTALS AND SUPPLY COMPANY, L.L.C.
WILD WELL CONTROL, INC.
1105 PETERS ROAD, L.L.C.

By: /S/ ROBERT S. TAYLOR
Name: Robert S. Taylor
Title: Vice President and Treasurer
HYDRO-DYNAMICS OILFIELD CONTRACTORS, INC.

By: /S/ ROBERT S. TAYLOR
Name: Robert S. Taylor
Title: Vice President and Treasurer

SE FINANCE LP

By: SEGEN LLC, its General Partner

By: /S/ ROBERT S. TAYLOR
Name: Robert S. Taylor
Title: Manager
AGENT AND LENDER:	BANK ONE, NA (Chicago Main Office)

By: /S/ STEVEN D. NANCE
Name: Steven D. Nance
Title: Vice President

SYNDICATION AGENT AND LENDER:	WELLS FARGO BANK TEXAS, N.A.

By: /S/ SCOTT GILDEA
Name: Scott Gildea
Title: Assistant Vice President

DOCUMENTATION AGENT AND LENDER:	WHITNEY NATIONAL BANK

By: /S/ HOLLIE L. ERICKSEN
Name: Hollie L. Ericksen
Title: Vice President

LENDER:	CREDIT SUISSE FIRST BOSTON

By: /S/ WILLIAM S. LUTKINS
Name: William S. Lutkins
Title: Vice President

LENDER:	HIBERNIA NATIONAL BANK

By: /S/ STEPHEN H. BIRNBAUM
Name: Stephen H. Birnbaum
Title: Vice President

LENDER:	NATIONAL BANK OF CANADA

By: /S/ CURT QUEYROOZE
Name: Curt Queyrooze
Title: V.P./Manager
By: /S/ DAVID CLARK
Name: David Clark
Title: Vice President

LENDER:	BANK OF SCOTLAND

By: /S/ JOSEPH FRATUS
Name: Joseph Fratus
Title: Vice President

LENDER:	UNION PLANTERS BANK

By: /S/ MARK R. PHILLIPS
Name: Mark R. Phillips
Title: Senior Vice President

LENDER:	NATEXIS BANQUES POPULAIRES

By: /S/ TIMOTHY L. POLVADO
Name: Timothy L. Polvado
Title: Vice President and General Manager

By: /S/ LOUIS P. LAVILLE, III
Name: Louis P. Laville, III
Title: Vice President and Group Manager

LENDER:	DRESDNER BANK LATEINAMERIKA AG
Miami Agency

By: /S/ ALAN HILLS
Name: Alan Hills
Title: Vice President

By: /S/ FRANK HUTHNANCE
Name: Frank Huthnance
Title: Vice President

SCHEDULE 1A

COMMITMENT AMOUNTS OF THE LENDERS
(TERM LOAN ONE AND REVOLVING COMMITMENT)

Name and Address of Lender	Term Loan One Commitment	Revolving Loan Commitment	Aggregate Amount	Pro Rata Share
Bank One, NA 201 St. Charles Ave., 28th Floor New Orleans, LA 70170 Attention: Steven Nance Telephone: (504) 623-7676 Facsimile: (504) 623-1535 email: steven_nance@bankone.com	$7,575,000.00	$12,625,000.00	$20,200,000.00	16.83333%
Wells Fargo Bank Texas, N.A. Energy Group MAC T5002-031 1000 Louisiana, 3rd Floor Houston, TX 77002 Attention: Scott Gildea Telephone: (713) 319-1389 Facsimile: (713) 739-1087 email: gildeas@wellsfargo.com	$6,562,500.00	$10,937,500.00	$17,500,000.00	14.58333%
Whitney National Bank Corporate Banking P.O. Box 61260 New Orleans, LA 70161 Attention: Hollie Ericksen Telephone: (504) 552-4668 Facsimile: (504) 552-4622 email: hericksen@whitneybank.com	$6,750,000.00	$11,250,000.00	$18,000,000.00	15.00000%
National Bank of Canada One Canal Place 365 Canal Street, Suite 2760 New Orleans, LA 70130 Attention: Gary Doss Telephone: (504) 586-5210 Facsimile: (504) 586-5220 email: dossg@nboc.com	$5,625,000.00	$9,375,000.00	$15,000,000.00	12.50000%
Credit Suisse First Boston Eleven Madison Avenue, 10th Floor New York, NY 10010-3629 Attention: David Koczan Telephone: (212) 325-9096 Facsimile: (212) 325-8326 email: david.koczan@csfb.com	$3,750,000.00	$6,250,000.00	$10,000,000.00	8.33333%
Bank of Scotland 1021 Main Street, Suite 1370 Houston, TX 77002 Attention: Byron Cooley Telephone: (713) 651-1870 Facsimile: (713) 651-9714 email: byron_cooley@ bankofscotland.com	$3,487,500.00	$5,812,500.00	$9,300,000	7.75000%
Hibernia National Bank 313 Carondelet Street, 10th Floor New Orleans, LA 70130 Attention: Stephen Birnbaum Telephone: (504) 533-2109 Facsimile: (504) 533-5434 email: sbirnbaum@hibernia.com	$2,812,500.00	$4,687,500.00	$7,500,000.00	6.25000%
Union Planters Bank 8440 Jefferson Highway Baton Rouge, LA 70809 Attention: Mark Phillips Telephone: (225) 924-9257 Facsimile: (225) 92409300 email: markrphillips1@hotmail.com	$2,812,500.00	$4,687,500.00	$7,500,000.00	6.25000%
Natexis Banques Populaires 333 Clay Street, Suite 4340 Houston, TX 77002 Attention: Tim Polvado Telephone: (713) 759-9401 Facsimile: (713) 759-9908 email: timothy.polvado@nyc.nxbp.com	$2,812,500.00	$4,687,500.00	$7,500,000.00	6.25000%
Dresdner Bank Lateinamerika AG Miami Agency 801 Brickell Avenue Miami, FL 33131 Attention: Alan Hills Telephone: (305) 810-3917 Facsimile: (305) 810-4059 email: alan.hills@dbla.com	$2,812,500.00	$4,687,500.00	$7,500,000.00	6.25000%
Aggregate Commitments	$45,000,000.00	$75,000,000.00	$120,000,000.00	100.0000%

SCHEDULE 1B

COMMITMENT AMOUNTS OF THE LENDERS
(TERM LOAN TWO)

Name and Address of Lender	Term Loan Two Commitment	Pro Rata Share
Bank One, NA 201 St. Charles Ave., 28th Floor New Orleans, LA 70170 Attention: Steven Nance Telephone: (504) 623-7676 Facsimile: (504) 623-1535 email: steven_nance@bankone.com	$6,729,166.00	21.02864%
Wells Fargo Bank Texas, N.A. Energy Group MAC T5002-031 1000 Louisiana, 3rd Floor Houston, TX 77002 Attention: Scott Gildea Telephone: (713) 319-1389 Facsimile: (713) 739-1087 email: gildeas@wellsfargo.com	$5,104,167.00	15.95052%
Whitney National Bank Corporate Banking P.O. Box 61260 New Orleans, LA 70161 Attention: Hollie Ericksen Telephone: (504) 552-4668 Facsimile: (504) 552-4622 email: hericksen@whitneybank.com	$6,000,000.00	18.75000%
National Bank of Canada One Canal Place 365 Canal Street, Suite 2760 New Orleans, LA 70130 Attention: Gary Doss Telephone: (504) 586-5210 Facsimile: (504) 586-5220 email: dossg@nboc.com	$4,375,000.00	13.67188%
Credit Suisse First Boston Eleven Madison Avenue, 10th Floor New York, NY 10010-3629 Attention: David Koczan Telephone: (212) 325-9096 Facsimile: (212) 325-8326 email: david.koczan@csfb.com	$2,916,667.00	9.11458%
Bank of Scotland 1021 Main Street, Suite 1370 Houston, TX 77002 Attention: Byron Cooley Telephone: (713) 651-1870 Facsimile: (713) 651-9714 email: byron_cooley@bankofscotland.com	$-0-	-0-%
Hibernia National Bank 313 Carondelet Street, 10th Floor New Orleans, LA 70130 Attention: Stephen Birnbaum Telephone: (504) 533-2109 Facsimile: (504) 533-5434 email: sbirnbaum@hibernia.com	$2,187,500.00	6.83594%
Union Planters Bank 8440 Jefferson Highway Baton Rouge, LA 70809 Attention: Mark Phillips Telephone: (225) 924-9257 Facsimile: (225) 92409300 email: markrphillips1@hotmail.com	$2,187,500.00	6.83594%
Natexis Banques Populaires 333 Clay Street, Suite 4340 Houston, TX 77002 Attention: Tim Polvado Telephone: (713) 759-9401 Facsimile: (713) 759-9908 email: timothy.polvado@nyc.nxbp.com	$2,500,000	7.81250%
Dresdner Bank Lateinamerika AG Miami Agency 801 Brickell Avenue Miami, FL 33131 Attention: Alan Hills Telephone: (305) 810-3917 Facsimile: (305) 810-4059 email: alan.hills@dbla.com	$-0-	-0-%
Aggregate Commitments	$32,000,000.00	100.00000%

SCHEDULE 1C

AGGREGATE COMMITMENT AMOUNTS OF THE LENDERS

Name and Address of Lender	Term Loan One Commitment	Revolving Loan Commitment	Term Loan Two Commitment	Aggregate Amount	Aggregate Pro Rata Share
Bank One, NA 201 St. Charles Ave., 28th Floor New Orleans, LA 70170 Attention: Steven Nance Telephone: (504) 623-7676 Facsimile: (504) 623-1535 email: steven_nance@bankone.com	$7,575,000.00	$12,625,000.00	$6,729,166.00	$26,929,166.00	17.71656%
Wells Fargo Bank Texas, N.A. Energy Group MAC T5002-031 1000 Louisiana, 3rd Floor Houston, TX 77002 Attention: Scott Gildea Telephone: (713) 319-1389 Facsimile: (713) 739-1087 email: gildeas@wellsfargo.com	$6,562,500.00	$10,937,500.00	$5,104,167.00	$22,604,167.00	14.87116%
Whitney National Bank Corporate Banking P.O. Box 61260 New Orleans, LA 70161 Attention: Hollie Ericksen Telephone: (504) 552-4668 Facsimile: (504) 552-4622 email: hericksen@whitneybank.com	$6,750,000.00	$11,250,000.00	$6,000,000.00	$24,000,000.00	15.78947%
National Bank of Canada One Canal Place 365 Canal Street, Suite 2760 New Orleans, LA 70130 Attention: John Tyler Telephone: (504) 586-5210 Facsimile: (504) 586-5220 email: dossg@nboc.com	$5,625,000.00	$9,375,000.00	$4,375,000.00	$19,375,000.00	12.74671%
Credit Suisse First Boston Eleven Madison Avenue, 10th Floor New York, NY 10010-3629 Attention: David Koczan Telephone: (212) 325-9096 Facsimile: (212) 325-8326 email: david.koczan@csfb.com	$3,750,000.00	$6,250,000.00	$2,916,667.00	$12,916,667.00	8.49781%
Bank of Scotland 1021 Main Street, Suite 1370 Houston, TX 77002 Attention: Byron Cooley Telephone: (713) 651-1870 Facsimile: (713) 651-9714 email: byron_cooley@ bankofscotland.com	$3,487,500.00	$5,812,500.00	$-0-	$9,300,000.00	6.11842%
Hibernia National Bank 313 Carondelet Street, 10th Floor New Orleans, LA 70130 Attention: Stephen Birnbaum Telephone: (504) 533-2109 Facsimile: (504) 533-5434 email: sbirnbaum@hibernia.com	$2,812,500.00	$4,687,500.00	$2,187,500.00	$9,687,500.00	6.37336%
Union Planters Bank 8440 Jefferson Highway Baton Rouge, LA 70809 Attention: Mark Phillips Telephone: (225) 924-9257 Facsimile: (225) 92409300 email: markrphillips1@hotmail.com	$2,812,500.00	$4,687,500.00	$2,187,500.00	$9,687,500.00	6.37336%
Natexis Banques Populaires 333 Clay Street, Suite 4340 Houston, TX 77002 Attention: Tim Polvado Telephone: (713) 759-9401 Facsimile: (713) 759-9908 email: timothy.polvado@nyc.nxbp.com	$2,812,500.00	$4,687,500.00	$2,500,000.00	$10,000,000.00	6.57895%
Dresdner Bank Lateinamerika AG Miami Agency 801 Brickell Avenue Miami, FL 33131 Attention: Alan Hills Telephone: (305) 810-3917 Facsimile: (305) 810-4059 email: alan.hills@dbla.com	$2,812,500.00	$4,687,500.00	$-0-	$7,500,000.00	4.93421%
Aggregate Commitments	$45,000,000.00	$75,000,000.00	$32,000,000.00	$152,000,000.00	100.0000%

SCHEDULE 2

PRICING SCHEDULE

Revolving Loan and Term Loan One

The following Pricing Schedule shall apply to the Revolving Loan and Term Loan One:

Applicable Margin (loan)	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurodollar Rate	1.50%	1.75%	2.00%	2.25%	2.625%
Floating Rate	0.25%	0.50%	0.75%	1.00%	1.25%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	level v status
Commitment Fee	0.15%	0.25%	0.375%	0.50%	0.50%

Applicable letter of credit fee rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Letter of Credit Fee Rate	1.50%	1.75%	2.00%	2.25%	2.625%

Term Loan Two

The following Pricing Schedule shall apply to Term Loan Two:

Applicable Margin (loan)	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurodollar Rate	1.75%	2.00%	2.25%	2.50%	2.875%
Floating Rate	0.50%	0.75%	1.00%	1.25%	1.50%

For the purposes of this Pricing Schedule, the following terms have the following meanings, subject to the final paragraph of this Pricing Schedule:

            "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

            "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower, the Leverage Ratio is less than or equal to 1.25 to 1.00.

            "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.75 to 1.00.

            "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 2.25 to 1.00.

            "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 2.75 to 1.00.

            "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

            "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

            The Applicable Margin, Applicable Fee Rate and Applicable Letter of Credit Fee Rates shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin, Applicable Fee Rate, or Applicable Letter of Credit Fee Rate shall be effective five (5) Business Days after the Agent has received the applicable Compliance Certificate, except that the Applicable Margin on a Eurodollar Rate Advance shall be adjusted after the last day of the then current Eurodollar Interest Period. If the Borrower fails to deliver the Compliance Certificate to the Agent at the time required by Section 6.1, then the Applicable Margin, Applicable Fee Rate and Applicable Letter of Credit Fee Rate shall be the highest Applicable Margin, Applicable Fee Rate and Applicable Letter of Credit Fee Rate set forth in the foregoing table until five (5) days after such Compliance Certificate is so delivered.